   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

               MERRILL LYNCH & CO., INC.                           DELAWARE
   (Exact name of registrant as specified in charter)      (State of incorporation)

       MERRILL LYNCH PREFERRED FUNDING III, L.P.                   DELAWARE
        MERRILL LYNCH PREFERRED FUNDING IV, L.P.                   DELAWARE
         (Exact name of registrant as specified             (State of organization)
         in certificate of limited partnership)

       MERRILL LYNCH PREFERRED CAPITAL TRUST III                   DELAWARE
        MERRILL LYNCH PREFERRED CAPITAL TRUST IV                   DELAWARE
(Exact name of registrant as specified in certificate of   (State of incorporation)
                         trust)

               MERRILL LYNCH & CO., INC.                                         13-2740599
   (Exact name of registrant as specified in charter)             (I.R.S. employer identification number)
       MERRILL LYNCH PREFERRED FUNDING III, L.P.                             TO BE APPLIED FOR
        MERRILL LYNCH PREFERRED FUNDING IV, L.P.                             TO BE APPLIED FOR
         (Exact name of registrant as specified                   (I.R.S. employer identification number)
         in certificate of limited partnership)
       MERRILL LYNCH PREFERRED CAPITAL TRUST III                             TO BE APPLIED FOR
        MERRILL LYNCH PREFERRED CAPITAL TRUST IV                             TO BE APPLIED FOR
(Exact name of registrant as specified in certificate of          (I.R.S. employer identification number)
                         trust)

                       ----------------------------------
                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                            NEW YORK, NEW YORK 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                       ----------------------------------
                             MARK F. GOLDFUS, ESQ.
                           ASSOCIATE GENERAL COUNSEL
                           MERRILL LYNCH & CO., INC.
                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                 (212) 449-6990
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------
                                   COPIES TO:

                            NORMAN D. SLONAKER, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 839-5300

                             RICHARD T. PRINS, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000

                       ----------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
--------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
--------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /X/
                       ----------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                       AMOUNT TO BE         OFFERING PRICE             AGGREGATE
               SECURITIES TO BE REGISTERED                     REGISTERED             PER UNIT            OFFERING PRICE(1)
Trust Originated Preferred Securities of Merrill Lynch
  Preferred Capital Trust III and Merrill Lynch Preferred
  Capital Trust IV (the "Trusts") (including such
  securities sold in market-making transactions) (the
  "Trust Preferred Securities")(2).......................      30,000,000                $25                $750,000,000
Partnership Preferred Securities of Merrill Lynch
  Preferred Funding III, L.P. and Merrill Lynch Preferred
  Funding IV, L.P. (each, a "Partnership") (including
  such securities sold in market-making transactions)
  (the "Partnership Preferred Securities")(2)(3).........      30,000,000                $25                $750,000,000
Guarantees of Merrill Lynch & Co., Inc. with respect to
  Trust Preferred Securities(4)..........................          --                    --                      --
Guarantees of Merrill Lynch & Co., Inc. with respect to
  Partnership Preferred Securities(4)....................          --                    --                      --
Guarantees of Merrill Lynch & Co., Inc. with respect to
  certain debentures of its wholly owned subsidiaries
  (the "Affiliate Debentures")(4)........................          --                    --                      --
Subordinated Debentures of Merrill Lynch & Co.,
  Inc.(4)................................................          --                    --                      --
      Totals.............................................


                 TITLE OF EACH CLASS OF                          AMOUNT OF
               SECURITIES TO BE REGISTERED                   REGISTRATION FEE
Trust Originated Preferred Securities of Merrill Lynch
  Preferred Capital Trust III and Merrill Lynch Preferred
  Capital Trust IV (the "Trusts") (including such
  securities sold in market-making transactions) (the
  "Trust Preferred Securities")(2).......................        $221,250
Partnership Preferred Securities of Merrill Lynch
  Preferred Funding III, L.P. and Merrill Lynch Preferred
  Funding IV, L.P. (each, a "Partnership") (including
  such securities sold in market-making transactions)
  (the "Partnership Preferred Securities")(2)(3).........           --
Guarantees of Merrill Lynch & Co., Inc. with respect to
  Trust Preferred Securities(4)..........................           --
Guarantees of Merrill Lynch & Co., Inc. with respect to
  Partnership Preferred Securities(4)....................           --
Guarantees of Merrill Lynch & Co., Inc. with respect to
  certain debentures of its wholly owned subsidiaries
  (the "Affiliate Debentures")(4)........................           --
Subordinated Debentures of Merrill Lynch & Co.,
  Inc.(4)................................................           --
      Totals.............................................        $221,250

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
(2) This Registration Statement also registers an indeterminate amount of securities registered hereunder to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.
(3) The Partnership Preferred Securities will be purchased by one of the Trusts with the proceeds of the sale of the Trust Preferred Securities, together with the proceeds received from Merrill Lynch & Co., Inc. in respect of the common securities to be issued by such Trust. No separate consideration will be received for the Partnership Preferred Securities.
(4) No separate consideration will be received for (i) guarantees of Merrill Lynch & Co., Inc. with respect to the Trust Preferred Securities, the Partnership Preferred Securities or the Affiliate Debentures or (ii) the Subordinated Debenture. The Subordinated Debenture and the Affiliate Debentures will be purchased by the Partnership with proceeds of the sale of the Partnership Preferred Securities, together with a capital contribution from Merrill Lynch & Co., Inc.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains one form of Prospectus to be used in connection with offerings of preferred securities of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Capital Trust IV (the "Trusts"), severally; preferred securities of Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Funding IV, L.P. (the "Partnerships"), severally; subordinated debentures of Merrill Lynch & Co., Inc.; and guarantees by Merrill Lynch & Co., Inc. of preferred securities issued severally by the Trusts, of preferred securities issued severally by the Partnerships, and of certain debentures issued severally by wholly-owned subsidiaries of Merrill Lynch & Co., Inc.

    The complete Prospectus for the offering of any of the securities listed above will indicate the relevant Trust and Partnership to which it relates and will be filed with the Securities and Exchange Commission pursuant to Rule 424 of the Securities Act of 1933, as amended.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS, DATED DECEMBER 19, 1997

PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     [LOGO]

                                TRUST PREFERRED SECURITIES
                   MERRILL LYNCH PREFERRED CAPITAL TRUST

            % TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS-SM-")
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           MERRILL LYNCH & CO., INC.
                               ------------------

    The   % Trust Originated Preferred Securities-SM- (the "TOPrS-SM-" or "Trust
Preferred Securities") offered hereby represent preferred undivided beneficial ownership interests in the assets of Merrill Lynch Preferred Capital Trust , a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Merrill Lynch & Co., Inc., a Delaware corporation (the "Company" or "Merrill Lynch"), will own all the common securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds as described below and engaging in activities incident thereto. The proceeds from the sale of the Trust Securities will be used by the Trust to purchase Partnership Preferred Securities ("Partnership Preferred Securities"), representing the limited partner interests
of Merrill Lynch Preferred Funding   ,L.P., a Delaware limited partnership (the
"Partnership"). The general partner interest, which constitutes all of the interest in the Partnership other than the limited partner interests represented by the Partnership Preferred Securities, is owned by the Company, which is the sole general partner of the Partnership (in such capacity, the "General Partner"). Substantially all of the proceeds from the sale of the Partnership Preferred Securities, together with the capital contribution from the General Partner, will be used by the Partnership to purchase Debentures (as defined herein), which consist of debt instruments of the Company and one or more of its eligible controlled affiliates. In addition, approximately one percent of the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the General Partner will be used to purchase Eligible Debt Securities (as defined herein). See "Description of the Partnership Preferred Securities -- Partnership Investments".

                                                        (CONTINUED ON NEXT PAGE)
    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES, INCLUDING CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.
    Application will be made to list the Trust Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). If approved for listing, trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within the 30-day period after the initial delivery of the Trust Preferred Securities. See "Underwriting".
                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                               UNDERWRITING
                                                                     PRICE TO PUBLIC (1)      COMMISSION (2)
Per Trust Preferred Security......................................           $25                    (3)
Total.............................................................            $                     (3)

                                                                         PROCEEDS TO
                                                                       THE TRUST(3)(4)
Per Trust Preferred Security......................................           $25
Total.............................................................            $

(1) Plus accumulated distributions, if any, from January   , 1998.

(2) The Trust, the Partnership and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(3) In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be ultimately invested in debt securities of the Company and its subsidiaries, the Company has agreed to pay to the Underwriters as
    compensation (the "Underwriters' Compensation") $      per Trust Preferred
    Security (or $      in the aggregate); provided that such compensation for
    sales of more than 10,000 Trust Preferred Securities to a single purchaser will be $ per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting".

(4) Expenses of the offering payable by the Company are estimated to be $      .
                         ------------------------------

    The Trust Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about
January   , 1998.
    This Prospectus may be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in connection with offers and sales related to market-making transactions in the Trust Preferred Securities. MLPF&S may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.
                         ------------------------------

                              MERRILL LYNCH & CO.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY   , 1998.
  -SM-"TRUST ORIGINATED PREFERRED SECURITIES" AND "TOPRS" ARE SERVICE MARKS OF
                           MERRILL LYNCH & CO., INC.

(CONTINUED FROM COVER PAGE)

    Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions accumulating from the date of original issuance and payable quarterly in arrears on each March 30, June 30, September 30 and
December 30, commencing March 30, 1998, at an annual rate of   % of the
liquidation amount of $25 per Trust Preferred Security (equivalent to $    per
Trust Preferred Security per annum), if, as and when the Trust has funds available for payment. See "Description of the Trust Preferred Securities -- Distributions." Distributions not paid on the scheduled payment date will
accumulate and compound quarterly at a rate per annum equal to   %. The
distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the distribution rate and distribution payment dates and other payment dates for the Partnership Preferred Securities, which are the sole assets of the Trust. As described above, the assets of the Partnership will initially consist only of the Debentures and, to a limited extent, Eligible Debt Securities.

    The payment of distributions by the Trust and payments on liquidation of the Trust or the redemption of Trust Preferred Securities, as described below, are guaranteed on a subordinated basis by the Company (the "Trust Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Trust Guarantee". The payment of distributions by the Partnership (if, as and when declared) on the Partnership Preferred Securities and payments on liquidation of the Partnership or the redemption of Partnership Preferred Securities, as described below, are also guaranteed on a subordinated basis by the Company (the "Partnership Guarantee") to the extent the Partnership has funds available therefor as described under "Description of the Partnership Guarantee". In addition, payments in respect of the Debentures (other than the Company Debenture (as defined herein)) will be fully and unconditionally guaranteed, on a subordinated basis, by the Company (the "Investment Guarantees") for the benefit of the holders of the Partnership Preferred Securities. The Trust Guarantee, the Partnership Guarantee and the Investment Guarantees (collectively, the "Guarantees"), when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described in the next succeeding paragraph and under "Risk Factors -- Insufficient Income or Assets Available to Partnership". The Company's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank PARI PASSU with the most senior preferred stock issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary (as defined below). The Company's obligations under the Company Debenture are subordinate and junior in right of payment to all Senior Indebtedness of the Company. At September 26, 1997, the Company had outstanding Senior Indebtedness aggregating approximately $77.4 billion, which would have ranked senior to the Company's obligations under the Guarantees and the Company Debenture. See "Risk Factors -- Ranking of Subordinate Obligations Under the Guarantees and the Company Debenture". The term "Senior Indebtedness" means any payment in respect of indebtedness of the Company for money borrowed, except for any such indebtedness that is by its terms subordinated to or PARI PASSU with the Company Debenture, as the case may be.

    Distributions on the Partnership Preferred Securities will be declared and paid only as determined in the sole discretion of the Company in its capacity as the General Partner of the Partnership. In addition, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event (as defined herein). To the extent that the issuers (including, where applicable, the Company, as guarantor) of the securities in which the Partnership invests defer or fail to make any payments in respect of such securities (or, if applicable, guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. In addition, as described under "Risk Factors -- Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments (as defined herein) and Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or
(iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. The Debentures will provide that payments of interest may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See "Risk Factors -- Distributions Payable Only if Declared by General Partner; Restrictions on Certain Payments; Tax Consequences", "-- Insufficient Income or Assets Available to Partnership", "Description of the Trust Preferred Securities -- Distributions" and "Description of the Partnership Preferred Securities -- Distributions".

    The Partnership may, from time to time and subject to the restrictions described herein, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities, in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus, the Company, as the General Partner, does not intend to cause the Partnership to reinvest regularly scheduled periodic payments of interest or dividends received by the Partnership in the manner described herein, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

    If (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid or set apart for payment,
(b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under any Guarantee, then during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Amended and Restated Rights Agreement dated as of December 2, 1997 between the Company and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company), or any successor to such Rights Agreement (the "Rights Agreement") and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary. "Finance Subsidiary" means Merrill Lynch Preferred Capital Trust I, Merrill Lynch Preferred Capital Trust II and any other wholly-owned subsidiary of the Company the principal purpose of which is to raise capital for the Company by issuing securities that are guaranteed by the Company and the proceeds of which are loaned to or invested in the Company or one or more of its affiliates.

    The Partnership Preferred Securities are redeemable by the Partnership, in whole or in part, from time to time, on or after March 30, 2008 at an amount per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon to the date fixed for redemption. The Partnership Preferred Securities may also be redeemed, in whole but not in part, at any time upon the occurrence of a Partnership Special Event (as defined herein). If the Partnership redeems the Partnership Preferred Securities, the Trust must redeem Trust Securities on a PRO RATA basis having an aggregate liquidation amount equal to the aggregate liquidation preference of the Partnership Preferred Securities so redeemed at a redemption price of $25 per Partnership Preferred Security plus all accumulated and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Trust Preferred Securities -- Mandatory Redemption". Neither the Partnership Preferred Securities nor the Trust Preferred Securities have any scheduled maturity or are redeemable at any time at the option of the holders thereof.

    The Trust will be dissolved upon the occurrence of a Trust Special Event (as defined herein). Upon dissolution of the Trust, the Partnership Preferred Securities will be distributed to the holders of the Trust Securities, on a PRO RATA basis, in lieu of any cash distribution, unless the Partnership Preferred Securities are redeemed in the limited circumstances described herein. If the Partnership Preferred Securities are distributed to the holders of the Trust Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted. See "Description of the Trust Preferred Securities -- Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities".

    In the event of any liquidation, dissolution, winding up or termination of the Trust, the holders of the Trust Preferred Securities will be entitled to receive for each Trust Preferred Security a liquidation amount of $25 plus accumulated and unpaid distributions thereon, except to the extent, in connection with such dissolution, Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities. Upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust. Under no circumstances will the investment instruments held by the Partnership be distributed in kind to the holders of the Trust Preferred Securities or Partnership Preferred Securities. See "Description of the Trust Preferred Securities -- Liquidation Distribution Upon Dissolution".

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Trust Preferred Securities. Such transactions may include stabilizing, the purchase of Trust Preferred Securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting".

                             AVAILABLE INFORMATION

    The Company, the Trust and the Partnership have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement", which term shall include all amendments, exhibits and schedules thereto), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Trust Preferred Securities offered hereby (as well as the Partnership Preferred Securities, the Trust Guarantee, the Partnership Guarantee, the Investment Guarantees and the Company Debenture). This

Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Except for the listing of Trust Preferred Securities that is expected to be made on the New York Stock Exchange, neither the Trust nor the Partnership has any securities that are listed on any national securities exchange. The Registration Statement, as well as reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, Seven World Trade Center, New York, New York 10048 and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

    Statements made in this Prospectus concerning the provisions of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such exhibit or other filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 27, 1996 (the "1996 Form 10-K"), Quarterly Reports on Form 10-Q for the periods ended March 28, 1997, June 27, 1997 and September 26, 1997, and Current Reports on Form 8-K dated January 13, 1997, January 27, 1997, February 25, 1997, March 14, 1997, April 15, 1997, May 2, 1997, May 30, 1997, June 3, 1997, July 16,
1997, July 30, 1997, August 1, 1997, September 24, 1997, September 29, 1997,
October 15, 1997, October 29, 1997, November 20, 1997, November 26, 1997,
December 2, 1997 and December 16, 1997 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Trust Preferred Securities, or subsequent to the date of the initial Registration Statement and prior to effectiveness of the Registration Statement, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. LAWRENCE M. EGAN, JR., CORPORATE SECRETARY'S OFFICE, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

                                    SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. SEE "INDEX OF DEFINED TERMS" FOR A CROSS REFERENCE TO THE LOCATION IN THIS PROSPECTUS WHERE SUCH TERMS ARE DEFINED.

The Trust....................  Merrill Lynch Preferred Capital Trust  , a Delaware
                               statutory business trust. The sole assets of the Trust will be the Partnership Preferred Securities.

The Partnership..............  Merrill Lynch Preferred Funding  , L.P., a Delaware limited partnership. The assets of the Partnership will initially
                               consist of the Debentures and certain Eligible Debt
                               Securities.

Securities Offered...........  of   % Trust Preferred Securities.

Distributions................  Distributions on the Trust Preferred Securities will accumulate from the date of original issuance of the Trust
                               Preferred Securities and will be payable at the annual rate
                               of   % of the liquidation amount of $25 per Trust Preferred
                               Security if, as and when the Trust has funds available for payment. Distributions will be payable quarterly in arrears on each March 30, June 30, September 30 and December 30,
                               commencing March 30, 1998. Distributions not made on the
                               scheduled payment date will accumulate and compound
                               quarterly at a rate per annum equal to   %. The
                               distributions payable with respect to March 30, 1998 will
                               represent distributions accumulated from January   , 1998
                               and will equal $  for each $25 Trust Preferred Security.

                               The ability of the Trust to pay distributions on the Trust
                               Preferred Securities is entirely dependent on its receipt of corresponding distributions with respect to the Partnership
                               Preferred Securities. The ability of the Partnership to pay distributions on the Partnership Preferred Securities is, in turn, dependent on its receipt of payments with respect to the Debentures and the Eligible Debt Securities held by the
                               Partnership. The Debentures will provide that payments of
                               interest may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six
                               consecutive quarters. Distributions on the Partnership
                               Preferred Securities will be declared and paid only as
                               determined in the sole discretion of the Company in its
                               capacity as the General Partner of the Partnership. See
                               "Risk Factors -- Distributions Payable Only if Declared by
                               General Partner; Restrictions on Certain Payments; Tax
                               Consequences," "Description of the Trust Preferred
                               Securities -- Distributions" and "Description of the
                               Partnership Preferred Securities -- Distributions" and "--
                               Partnership Investments".

Rights Upon Non-Payment of
  Distributions and Certain
  Defaults; Covenants of the
  Company....................  If, at any time, (i) arrearages on distributions on the
                               Trust Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) an Investment Event of
                               Default occurs and is continuing on any

                               Affiliate Investment Instrument or (iii) the Company is in
                               default on any of its obligations under the Trust Guarantee or the Partnership Guarantee, then (a) the Property Trustee, as the holder of the Partnership Preferred Securities, will have the right to enforce the terms of the Partnership
                               Preferred Securities, including the right to direct the
                               Special Representative (as defined herein) to enforce (1)
                               the Partnership's creditors' rights and other rights with
                               respect to the Affiliate Investment Instruments and the
                               Investment Guarantees and (2) the rights of the holders of the Partnership Preferred Securities to receive
                               distributions (only if, as and when declared) on the
                               Partnership Preferred Securities, and (b) the Trust
                               Guarantee Trustee or the Special Representative, as the
                               holders of the Trust Guarantee and the Partnership
                               Guarantee, respectively, shall have the right to enforce
                               such Guarantees, including the right to enforce the covenant restricting certain payments by the Company and Finance
                               Subsidiaries described below.

                               Under no circumstances, however, shall the Special
                               Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred
                               Securities. If the Partnership does not declare and pay
                               distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust
                               Preferred Securities. See "Risk Factors -- Insufficient
                               Income or Assets Available to Partnership", "Description of
                               the Trust Preferred Securities -- Trust Enforcement Events"
                               and "Description of the Partnership Preferred Securities --
                               Partnership Enforcement Events".

                               The Company has agreed that if (a) for any distribution
                               period, full distributions on a cumulative basis on any
                               Trust Preferred Securities have not been paid or set apart for payment, (b) an Investment Event of Default by any
                               Investment Affiliate in respect of any Affiliate Investment
                               Instrument has occurred and is continuing or (c) the Company is in default on any of its obligations under the Trust
                               Guarantee, the Partnership Guarantee or any Investment
                               Guarantee, then, during such period (i) the Company shall
                               not declare or pay dividends on, make distributions with
                               respect to, or redeem, purchase or acquire, or make a
                               liquidation payment with respect to any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock
                               and conversions or exchanges of common stock of one class
                               into common stock of another class, (y) redemptions or
                               purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and
                               (z) purchases or acquisitions by the Company or its
                               affiliates in connection with transactions effected by or
                               for the account of customers of the Company or any of its
                               subsidiaries or in connection with the distribution or
                               trading of such capital stock or comparable equity interest)
                               and (ii) the Company shall not make, permit any Finance
                               Subsidiary to make, nor make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption,
                               purchase or

                               other acquisition of, or any liquidation payment with
                               respect to, any preferred security or comparable equity
                               interest of any Finance Subsidiary.

Liquidation Amount...........  In the event of any liquidation of the Trust, holders will be entitled to receive $25 per Trust Preferred Security plus an amount equal to any accumulated and unpaid distributions thereon to the date of payment (such amount being the "Trust
                               Liquidation Distribution"), unless Partnership Preferred
                               Securities are distributed to such holders in connection
                               with a Trust Special Event. If upon a liquidation of the
                               Trust (in which the Partnership Preferred Securities are not distributed to holders of the Trust Securities), the Trust
                               Liquidation Distribution can be paid only in part because
                               the Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the
                               amounts payable directly by the Trust on the Trust Preferred
                               Securities shall be paid on a PRO RATA basis. The holders of the Trust Common Securities will be entitled to receive
                               distributions upon any such liquidation PRO RATA with the
                               holders of the Trust Preferred Securities, except that upon
                               (i) the occurrence of an Investment Event of Default by an
                               Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the
                               Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a
                               preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust. See
                               "Description of the Trust Preferred Securities --
                               Liquidation Distribution Upon Dissolution".

Optional Redemption..........  The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after March 30, 2008 at an amount per
                               Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon. Upon any redemption of the
                               Partnership Preferred Securities, the Trust Preferred
                               Securities will be redeemed, in whole or in part, as
                               applicable, at the Redemption Price. See "Description of the
                               Partnership Preferred Securities--Optional Redemption" and
                               "Description of the Trust Preferred Securities -- Mandatory
                               Redemption". Neither the Partnership Preferred Securities
                               nor the Trust Preferred Securities have any scheduled
                               maturity or are redeemable at any time at the option of the holders thereof.

Guarantees...................  The Company will irrevocably guarantee, on a subordinated basis, the payment in full of (i) any accumulated and unpaid distributions on the Trust Preferred Securities to the
                               extent of funds of the Trust legally available therefor,
                               (ii) the amount payable upon redemption of the Trust
                               Preferred Securities to the extent of funds of the Trust
                               legally available therefor and (iii) generally, the
                               liquidation amount of the Trust Preferred Securities to the extent of the assets of the Trust legally available for
                               distribution to holders of Trust Preferred Securities. See
                               "Description of the Trust Guarantee".

                               The Company will also irrevocably guarantee, on a
                               subordinated basis and to the extent set forth herein, the payment in full of (i) any

                               accumulated and unpaid distributions on the Partnership
                               Preferred Securities if, as and when declared out of funds legally available therefor, (ii) the amount payable upon
                               redemption of the Partnership Preferred Securities to the
                               extent of funds of the Partnership legally available
                               therefor and (iii) generally, the liquidation preference of the Partnership Preferred Securities to the extent of the
                               assets of the Partnership legally available for distribution to holders of Partnership Preferred Securities. See
                               "Description of the Partnership Guarantee".

                               The Company will fully and unconditionally guarantee, on a subordinated basis, payments in respect of the Debentures
                               (other than the Company Debenture) for the benefit of the
                               holders of the Partnership Preferred Securities, to the
                               extent described under "Description of the Partnership
                               Preferred Securities -- Investment Guarantees". The
                               Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the
                               distribution, redemption and liquidation amounts payable to the holders of the Trust Preferred Securities. The
                               Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as
                               more fully described under "Risk Factors -- Insufficient
                               Income or Assets Available to Partnership". The Company's
                               obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank PARI PASSU with the most senior preferred stock
                               issued from time to time by the Company, with similar
                               guarantees issued by the Company in connection with the
                               $275,000,000 aggregate liquidation amount of 7 3/4% Trust
                               Originated Preferred Securities issued by Merrill Lynch
                               Preferred Capital Trust I and the $300,000,000 aggregate
                               liquidation amount of 8% Trust Originated Preferred
                               Securities issued by Merrill Lynch Preferred Capital Trust
                               II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other
                               Finance Subsidiary.

Voting Rights................  Generally, holders of the Trust Preferred Securities will not have any voting rights. The holders of a majority in
                               liquidation amount of the Trust Preferred Securities,
                               however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the
                               Property Trustee, or direct the exercise of any trust or
                               power conferred upon the Property Trustee under the
                               Declaration, including the right to direct the Property
                               Trustee, as holder of the Partnership Preferred Securities,
                               (i) to exercise its rights in the manner described above
                               under "Rights Upon Non-Payment of Distributions and Certain
                               Defaults; Covenants of the Company" and (ii) to consent to any amendment, modification or termination of the Limited
                               Partnership Agreement or the Partnership Preferred
                               Securities where such consent shall be required. See
                               "Description of the Trust Preferred Securities -- Voting
                               Rights".

Special Event Redemptions or
  Distributions..............  Upon the occurrence of a Trust Tax Event (which event will generally be triggered upon the occurrence of certain
                               adverse tax consequences or the denial of an interest
                               deduction on the Debentures held by the Partnership) or a
                               Trust Investment Company Event (which event will generally be triggered if the Trust is considered an "investment com-
                               pany" under the Investment Company Act of 1940, as amended
                               (the "1940 Act")), except in certain limited circumstances, the Regular Trustees (as defined herein) will have the right to liquidate the Trust and cause Partnership Preferred
                               Securities to be distributed to the holders of the Trust
                               Preferred Securities. In certain circumstances involving a
                               Partnership Tax Event (which event will generally be
                               triggered upon the occurrence of certain adverse tax
                               consequences or the denial of an interest deduction on the
                               Debentures held by the Partnership) or a Partnership
                               Investment Company Event (which event will generally be
                               triggered if the Partnership is considered an "investment
                               company" under the 1940 Act), the Partnership will have the right to redeem the Partnership Preferred Securities, in
                               whole (but not in part), at $25 per Partnership Preferred
                               Security plus accumulated and unpaid distributions thereon, regardless of the occurrence of any Trust Tax Event or Trust
                               Investment Company Event and in lieu of any distribution of the Partnership Preferred Securities required in connection therewith, in which event the Trust Securities will be
                               redeemed at the Redemption Price. See "Description of the
                               Trust Preferred Securities -- Trust Special Event Redemption
                               or Distribution" and "Description of the Partnership
                               Preferred Securities -- Partnership Special Event
                               Redemption".

Form of Trust Preferred
  Securities.................  The Trust Preferred Securities will be represented by a global certificate or certificates registered in the name of
                               Cede & Co., as nominee for DTC. Beneficial interests in the
                               Trust Preferred Securities will be evidenced by, and
                               transfers thereof will be effected only through, records
                               maintained by the participants in DTC. Except as described herein, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificate or
                               certificates. See "Description of the Trust Preferred
                               Securities -- Book-Entry Only Issuance -- The Depository
                               Trust Company".

Use of Proceeds..............  All of the proceeds from the sale of the Trust Securities will be invested by the Trust in the Partnership Preferred
                               Securities. The Partnership will use the funds to make
                               investments in Debentures and certain Eligible Debt
                               Securities. The Company and the subsidiaries of the Company which are the issuers of the Debentures will use the
                               proceeds from the sale of such Debentures primarily to fund the proposed acquisition of Mercury Asset Management Group plc, for other general corporate purposes, and to repay
                               certain intercompany indebtedness. See "Use of Proceeds".

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES SHOULD CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE TRUST PREFERRED SECURITIES.

DISTRIBUTIONS PAYABLE ONLY IF DECLARED BY GENERAL PARTNER; RESTRICTIONS ON
  CERTAIN PAYMENTS; TAX CONSEQUENCES

    Distributions on the Partnership Preferred Securities will be payable only if, as and when declared by the General Partner in its sole discretion. The Company is the sole General Partner of the Partnership, and the Debentures will constitute obligations of the Company and its affiliates. If interest payments on the Debentures are deferred as permitted thereby, or if such interest payments are not paid to the Partnership according to their terms (and guarantee payments on the Investment Guarantees are not made by the Company), the Partnership will generally lack funds to pay distributions on the Partnership Preferred Securities. If the Partnership does not make current distributions on the Partnership Preferred Securities, either because the General Partner does not declare distributions to be made or because the Partnership lacks sufficient funds, the Trust will not have funds available to make current distributions on the Trust Preferred Securities. As described under "Description of the Trust Guarantee -- Covenants of the Company", in certain circumstances, the Company will be restricted from, among other things, paying any dividends on its Common Stock.

    Should the Partnership fail to pay current distributions on the Partnership Preferred Securities, each holder of Trust Preferred Securities will generally be required to accrue income, for United States federal income tax purposes, in respect of the cumulative deferred distributions (including interest thereon) allocable to its proportionate share of the Partnership Preferred Securities. As a result, each holder of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made by the Trust. See "Certain Federal Income Tax Considerations".

INSUFFICIENT INCOME OR ASSETS AVAILABLE TO PARTNERSHIP

    The Trust Preferred Securities are subject to the risk of a current or liquidating distribution rate mismatch between the rate paid on the Trust Preferred Securities and the rate paid on the securities held by the Partnership, including the Debentures and any additional securities acquired by the Partnership in the future. Such mismatch could occur if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments or Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions
in respect of the Partnership Preferred Securities at a rate of   % per annum or
(iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. If the reinvestments in the securities of the Investment Affiliates contemplated by the General Partner do not meet the eligibility criteria for Affiliate Investment Instruments described under "Description of the Partnership Preferred Securities -- Partnership Investments," the Partnership shall invest funds available for reinvestment in Eligible Debt Securities. To the extent that the Partnership lacks sufficient funds to make current or liquidating distributions on the Partnership Preferred Securities in full, the Trust will not have sufficient funds available to pay full current or liquidating distributions on the Trust Preferred Securities.

DEPENDENCE ON AFFILIATE INVESTMENT INSTRUMENTS

    Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's capital contribution will be invested in Debentures, which consist of debt instruments of the Company and one or more eligible controlled affiliates. See "Description of the Partnership Preferred Securities -- Partnership Investments".

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Trust Special Event or a Partnership Special Event (each of which will generally be triggered either upon (i) the occurrence of certain adverse tax consequences to the Trust or the Partnership, as the case may be, or the denial of an interest deduction by the related Investment Affiliate on the Debentures held by the Partnership or (ii) the Trust or Partnership being considered an "investment company" under the 1940 Act) (each, a "Special Event"), the Trust will be dissolved with the result that, except in the limited circumstances described below, the Partnership Preferred Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Partnership shall have the right to redeem the Partnership Preferred Securities, in whole (but not in part), in lieu of a distribution of the Partnership Preferred Securities by the Trust, in which event the Trust will redeem the Trust Preferred Securities for cash. See "Description of the Trust Preferred Securities -- Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities -- Partnership Special Event Redemption".

    Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States federal income tax with respect to income on the Partnership Preferred Securities, a distribution of the Partnership Preferred Securities upon the dissolution of the Trust would not be a taxable event to holders of the Trust Preferred Securities. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would likely be a taxable event to each such holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust. Similarly, the holders of the Trust Preferred Securities would recognize gain or loss if the Trust dissolves upon an occurrence of a Partnership Special Event and the holders of Trust Preferred Securities receive cash in exchange for their Trust Preferred Securities. See "Certain Federal Income Tax Considerations -- Redemption of Trust Preferred Securities for Cash".

    There can be no assurance as to the market prices for the Partnership Preferred Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities that a holder of Trust Preferred Securities may receive upon dissolution and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby. Because holders of Trust Preferred Securities may receive Partnership Preferred Securities upon the occurrence of a Special Event, prospective purchasers of Trust Preferred Securities also are making an investment decision with regard to the Partnership Preferred Securities and should carefully review all the information regarding the Partnership Preferred Securities contained herein. See "Description of the Partnership Preferred Securities -- Partnership Special Event Redemption" and "-- General".

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEES AND THE COMPANY
  DEBENTURE

    The Company's obligations under the Trust Guarantee, the Partnership Guarantee and the Investment Guarantees are subordinate and junior in right of payment to all liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary, and the Company's obligations under the Company Debenture are subordinate and junior in right of payment to all Senior Indebtedness. At September 26, 1997, the Company had outstanding Senior Indebtedness aggregating approximately $77.4 billion which would have ranked senior to the Company's obligations under the Guarantees and the Company Debenture. There are no terms in the Trust Preferred Securities, the Partnership Preferred Securities, the Guarantees or the Debentures that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Guarantees. See "Description of the Partnership Preferred Securities -- Partnership Investments" and "-- Investment Guarantees", "Description of the Trust Guarantee" and "Description of the Partnership Guarantee".

ENFORCEMENT OF CERTAIN RIGHTS BY OR ON BEHALF OF HOLDERS OF TRUST PREFERRED
  SECURITIES

    If a Trust Enforcement Event occurs and is continuing, then (a) the holders of Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights, as a holder of the Partnership Preferred Securities, against the Company, including the right to direct the Special Representative to enforce (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee, and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "Description of the Partnership Preferred Securities -- Partnership Investments", and the Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. See "Description of the Trust Preferred Securities -- Trust Enforcement Events".

LIMITED VOTING RIGHTS

    Holders of the Trust Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See "Description of the Trust Preferred Securities -- Voting Rights".

TRADING CHARACTERISTICS OF TRUST PREFERRED SECURITIES

    The price at which the Trust Preferred Securities may trade may not fully reflect the value of the accumulated but unpaid distributions on the Trust Preferred Securities (which will equal the accumulated but unpaid distributions on the Partnership Preferred Securities). In addition, as a result of the right of the General Partner not to declare current distributions on the Partnership Preferred Securities, the market price of the Trust Preferred Securities (which represent undivided beneficial ownership interests in the Partnership Preferred Securities) may be more volatile than other similar securities where there is no such right to defer current distributions. A holder who disposes of its Trust Preferred Securities will be required to include for United States federal income tax purposes accumulated but unpaid distributions on the Partnership Preferred Securities through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its pro rata share of the Partnership Preferred Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accumulated but unpaid distributions), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations".

NO PRIOR MARKET FOR THE TRUST PREFERRED SECURITIES

    The Trust Preferred Securities constitute a new issue of securities with no established trading market. Application will be made to list the Trust Preferred Securities on the New York Stock Exchange. There can be no assurance that an active market for the Trust Preferred Securities will develop or be sustained in the future on the New York Stock Exchange. Although the Underwriters have indicated to the Company that they intend to make a market in the Trust Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

    The Trust Preferred Securities will only be sold to those investors for whom such Trust Preferred Securities are considered suitable in light of their particular circumstances.

                           MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing currency exchange trading facilities and other related services.

    The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

    The proceeds to be received by the Trust from the sale of the Trust Preferred Securities and the Trust Common Securities will be used by the Trust to purchase Partnership Preferred Securities, and will be applied by the Partnership to invest in Debentures and Eligible Debt Securities. See "Description of the Partnership Preferred Securities -- Partnership Investments". The Company and the subsidiaries of the Company which are the issuers of the Debentures will use the proceeds from the sale of such Debentures
to the Partnership of $         primarily to fund the proposed acquisition of
Mercury Asset Management Group plc described below under "Recent Developments", for other general corporate purposes, and to repay certain intercompany indebtedness. To the extent that Trust Preferred Securities being purchased for resale by MLPF&S are not resold, the aggregate proceeds to the Company and its subsidiaries would be reduced.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

                                                                      YEAR ENDED LAST FRIDAY IN DECEMBER
                                                        ---------------------------------------------------------------
                                                           1992         1993         1994         1995         1996
                                                        -----------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed charges....................         1.3          1.4          1.2          1.2          1.2

                                                             NINE MONTHS
                                                                ENDED
                                                         SEPTEMBER 26, 1997
                                                        ---------------------
Ratio of earnings to fixed charges....................              1.2

    For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                              RECENT DEVELOPMENTS

    On November 19, 1997, the Company and Mercury Asset Management Group plc ("MAM") announced the terms of a recommended offer (the "Offer") to be made for all the issued share capital of MAM. In the proposed transaction, ML Invest PLC, an indirect, wholly owned subsidiary of the Company, has offered to acquire all outstanding shares of MAM for a price of L17 per share. The aggregate offer value for the outstanding shares is approximately L3.1 billion.

    The directors of MAM have unanimously recommended to MAM shareholders the acceptance of the Offer and have entered into irrevocable agreements to accept the Offer in respect of their shareholdings. The transaction is conditioned on, among other things, the receipt of all required regulatory approvals.

                     MERRILL LYNCH PREFERRED CAPITAL TRUST
    Merrill Lynch Preferred Capital Trust (the "Trust") is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 19, 1997; such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all the Trust Preferred Securities. See "Description of the Trust Preferred Securities". The Company will acquire Trust Common Securities in an amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Partnership Preferred Securities from the Partnership and, accordingly, the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, there will initially be four trustees (the "Trustees") for the Trust. Two of the Trustees will be individuals who are employees or officers of or who are affiliated with the Company (the "Regular Trustees"). The third trustee will be a financial institution that is unaffiliated with the Company and is indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Chase Manhattan Bank, a New York banking corporation, will act as Property Trustee, and its affiliate, Chase Manhattan Bank Delaware, a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Trust Common Securities. For purposes of compliance with the Trust Indenture Act, The Chase Manhattan Bank will also act as trustee under the Trust Guarantee (the "Trust Guarantee Trustee"), as Property Trustee under the Declaration and as trustee under the indenture applicable to the Company Debenture.

    The Property Trustee will hold title to the Partnership Preferred Securities for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Partnership Preferred Securities under the Amended and Restated Agreement of Limited Partnership to be entered into by the Company and the Trust (the "Limited Partnership Agreement") as the holder of the Partnership Preferred Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities).

    For so long as the Trust Preferred Securities remain outstanding, the Company will covenant (i) to maintain directly 100% ownership of the Trust Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration of the Trust and (iii) to use its commercially reasonable efforts to ensure that the Trust will not be (A) an "investment company" for purposes of the 1940 Act or (B) classified as other than a grantor trust for United States federal income tax purposes.

    The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Trust Act. See "Description of the Trust Preferred Securities". The Declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

    The location of the principal executive office of the Trust is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, and its telephone number is (212) 449-1000.
                    MERRILL LYNCH PREFERRED FUNDING  , L.P.
    Merrill Lynch Preferred Funding , L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"), on December 19, 1997 for the exclusive purposes of purchasing certain eligible debt securities of the Company and wholly-owned subsidiaries of the Company (the "Affiliate Investment Instruments") with the proceeds from the sale of Partnership Preferred Securities to the Trust and a capital contribution from the Company in exchange for the general partner interest in the Partnership. Pursuant to the certificate of limited partnership, as amended, and the Limited Partnership Agreement, the Company is the sole general partner of the Partnership (in such capacity the "General Partner"). Upon the issuance of the Partnership Preferred Securities, which securities represent limited partner interests in the Partnership, the Trust will be the sole limited partner of the Partnership. Contemporaneously with the issuance of the Partnership Preferred Securities, the General Partner will contribute capital to the Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of the Partnership.

    The Partnership is managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in Affiliate Investment Instruments and Eligible Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. To the extent that aggregate payments to the Partnership on the Affiliate Investment Instruments and on Eligible Debt Securities exceed distributions accumulated or payable with respect to the Partnership Preferred Securities, the Partnership may at times have excess funds which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner.

    For so long as the Partnership Preferred Securities remain outstanding, the General Partner will covenant in the Limited Partnership Agreement (i) to remain the sole general partner of the Partnership and to maintain directly 100% ownership of the General Partner's interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership,
(ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement and (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be (A) an "investment company" for purposes of the 1940 Act or (B) an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. The Company or the then General Partner may transfer its obligations as General Partner to a wholly-owned direct or indirect subsidiary of the Company provided that (i) such successor entity expressly accepts such transfer of the obligations as General Partner and (ii) prior to such transfer, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) the Partnership will be treated as a partnership for United States federal income tax purposes, (B) such transfer would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such transfer, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such transfer will not adversely affect the limited liability of the holders of the Partnership Preferred Securities.

    The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Partnership Preferred Securities".

    The Limited Partnership Agreement provides that the General Partner will have liability for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and be responsible for all debts and obligations of the Partnership (other than with respect to the Partnership Preferred Securities). Under Delaware law, assuming a limited partner in a Delaware limited partnership such as the Partnership (I.E., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it). The Partnership's business and affairs will be conducted by the General Partner.

    The location of the principal executive offices of the Partnership is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281 and its telephone number is (212) 449-1000.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    The Trust Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Chase Manhattan Bank, will act as trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act.

GENERAL

    The Trust Preferred Securities will be issued in fully registered form without coupons. Trust Preferred Securities will not be issued in bearer form. See "-- Book-Entry Only Issuance -- The Depository Trust Company".

    The Declaration authorizes the Regular Trustees of the Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. Title to the Partnership Preferred Securities will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the Trust to acquire any assets other than the Partnership Preferred Securities or the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments out of money held by the Trust upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Trust Guarantee". The Trust Guarantee will be held by The Chase Manhattan Bank, the Trust Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Trust Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, holders of Trust Preferred Securities will have the remedies described below under "-- Trust Enforcement Events".

DISTRIBUTIONS

    The distribution rate on Trust Preferred Securities will be fixed at a rate per annum of % of the stated liquidation amount of $25 per Trust Preferred Security and will be paid if, as and when the Trust has funds available for payment. Distributions not paid on the scheduled payment date will accumulate
and compound quarterly at a rate per annum equal to   %. The term "distribution"
as used herein includes any such compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each March 30, June 30, September 30 and December 30, commencing March 30, 1998, if, as and when available for payment, by the Property Trustee, except as otherwise described below. If distributions are not paid when scheduled, the accumulated distributions shall be paid to the holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities.

    Distributions on the Trust Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership with respect to the Partnership Preferred Securities or from the Company on the Partnership Guarantee or the Trust Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company, as the General Partner of the Partnership. Pursuant to the Limited Partnership Agreement, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event. See "Description of Partnership Preferred Securities -- Partnership Enforcement Events".

    The assets of the Partnership will consist only of Affiliate Investment Instruments (which initially will be the Debentures) and Eligible Debt Securities. To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests defer or fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See "Description of the Partnership Preferred Securities -- Distributions" and "Description of the Trust Guarantee". In addition, as described under "Risk Factors -- Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

    Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Trust Preferred Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the distribution subject to such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

TRUST ENFORCEMENT EVENTS

    The occurrence, at any time, of (i) arrearages on distributions on the Trust Preferred Securities that shall exist for six consecutive quarterly distribution periods, (ii) a default by the Company in respect of any of its obligations under the Trust Guarantee or (iii) a Partnership Enforcement Event under the Limited Partnership Agreement, will constitute an enforcement event under the Declaration with respect to the Trust Securities (a "Trust Enforcement Event"); PROVIDED, that pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Trust Common Securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, in the case of a Partnership Enforcement Event, the Special Representative with respect to certain matters under the Limited Partnership Agreement. See "Description of the Partnership Preferred Securities -- Partnership Enforcement Events" for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

    Upon the occurrence of a Trust Enforcement Event, (a) the Property Trustee, as the holder of the Partnership Preferred Securities, shall have the right to enforce the terms of the Partnership Preferred Securities, including the right to direct the Special Representative to enforce (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.

    If the Property Trustee fails to enforce its rights under the Partnership Preferred Securities after a holder of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may directly institute a legal proceeding against the Partnership and the Special Representative to enforce the Property Trustee's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity. In addition, for so long as the Trust holds any Partnership Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments after a holder of Trust Preferred Securities has made a written request, a holder of record of Trust Preferred Securities may on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the Partnership. In any event, for so long as the Trust is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then a holder of Trust Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment.

    Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "Description of the Partnership Preferred Securities -- Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities.

    The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

MANDATORY REDEMPTION

    The Partnership Preferred Securities may be redeemed by the Partnership at the option of the General Partner, in whole or in part, at any time on or after March 30, 2008 or at any time in certain circumstances upon the occurrence of a Partnership Special Event. Upon such redemption of the Partnership Preferred Securities (either at the option of the General Partner or pursuant to a Partnership Special Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Partnership Preferred Securities so redeemed at an amount per Trust Security equal to $25 plus accumulated and unpaid distributions thereon; PROVIDED, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Partnership Preferred Securities -- General" and "-- Optional Redemption".

TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as hereinafter defined, and each, a "Trust Special Event") shall occur and be continuing, the Regular Trustees shall, unless the Partnership Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of the Trust, if any, Partnership Preferred Securities would be distributed on a PRO RATA basis to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such holders' interests in the Trust; PROVIDED, HOWEVER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Partnership, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or (ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event. Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received an opinion (a "Trust Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the Debentures issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes even if the Partnership Preferred Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust as described above, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to redeem the Partnership Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days notice and promptly following such redemption, the Trust Preferred Securities and Trust Common Securities will be redeemed by the Trust at the Redemption Price.

    "Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in such matters (a "Trust Dissolution Tax Opinion") to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Partnership Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Prospectus (collectively a "Tax Action"), which Tax Action relates to any of the items described in (i) through (iii) below, and that following the occurrence of such Tax Action there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, (ii) the Trust is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

    "Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

    If the Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

    On the date fixed for any distribution of Partnership Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent the Partnership Preferred Securities having a liquidation preference equal to the stated liquidation amount of such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    There can be no assurance as to the market price for the Partnership Preferred Securities which may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Preferred Securities exchanged.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accumulated and unpaid distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Trust gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Partnership Preferred Securities, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the Trust Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company". If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the amount payable subject to such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee described under "Description of the Trust Guarantee", distributions on such Trust Preferred Securities will continue to accumulate from the original redemption date to the date of payment.

    In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See "-- Book-Entry Only Issuance -- The Depository Trust Company". In the event that the Trust Preferred Securities do not remain in book-entry only form and fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed on a PRO RATA basis or pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF TRUST COMMON SECURITIES

    Payment of amounts upon liquidation of the Trust Securities shall be made PRO RATA based on the liquidation amount of the Trust Securities; PROVIDED, HOWEVER, that upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust.

    In the case of any Trust Enforcement Event, the holder of Trust Common Securities will be deemed to have waived any such Trust Enforcement Event until all such Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holder of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Trust Liquidation"), the holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (the "Trust Liquidation Distribution"), unless, in connection with such Trust Liquidation, Partnership Preferred Securities have been distributed on a PRO RATA basis to the holders of the Trust Securities.

    If, upon any such Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a PRO RATA basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Trust Preferred Securities, except in the limited circumstances described above under "-- Subordination of Trust Common Securities".

    Pursuant to the Declaration, the Trust shall terminate (i) upon the bankruptcy of the Company, (ii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) upon the distribution of all of the Partnership Preferred Securities upon the occurrence of a Trust Special Event, (iv) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (v) upon the redemption of all the Trust Securities.

VOTING RIGHTS

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Trust Guarantee -- Amendments and Assignment", and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Limited Partnership Agreement as a holder of the Partnership Preferred Securities, including the right to direct the Special Representative to exercise its rights in the manner described above under "-- Trust Enforcement Events" and (ii) consent to any amendment, modification, or termination of the Limited Partnership Agreement or the Partnership Preferred Securities where such consent shall be required; PROVIDED, HOWEVER, that where a consent or action under the Limited Partnership Agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Partnership Preferred Securities affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the Limited Partnership Agreement may direct the Property Trustee to give such consent or take such action on behalf of the Trust. See "Description of the Partnership Preferred Securities -- Voting Rights". The Property Trustee shall notify all holders of the Trust Preferred Securities of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Partnership Preferred Securities and the Affiliate Investment Instruments. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the Partnership Preferred Securities.

    A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event.

    Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Partnership Preferred Securities in accordance with the Declaration.

    Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, except for Trust Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Trust Preferred Securities, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Securities were not outstanding; PROVIDED, HOWEVER, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.

    The procedures by which holders of Trust Preferred Securities represented by the global certificates may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company".

    Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company, as the holder of all of the Trust Common Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions, assets and payments, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Partnership Preferred Securities, (iii) the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Trust Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (D) following such merger, consolidation, amalgamation or replacement, the Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), PROVIDED, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED, FURTHER that if any amendment or proposal referred to in clause

(i) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    The Declaration may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of the Sponsor, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of the Declaration to such extent as may be necessary or desirable; PROVIDED that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, (ii) cause the Partnership to be classified as an association or publicly traded partnership taxable as a corporation for such purposes, (iii) reduce or otherwise adversely affect the powers of the Property Trustee or (iv) cause the Trust or the Partnership to be deemed an "investment company" which is required to be registered under the 1940 Act.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depository (the "Depository") for the Trust Preferred Securities and, to the extent distributed to the holders of Trust Preferred Securities, the Partnership Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Trust Preferred Securities certificates ("Global Certificates"), representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Trust Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Trust Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Trust Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners.

Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such direction. Also, if there is a Trust Enforcement Event under the Trust Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants in accordance with its customary procedures.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Trust Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Trust Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Trust Preferred Securities are allocated on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Trust Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as described, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trust will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Trust Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Trust Preferred Security certificates are required to be printed and delivered to the Property Trustee. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the Trust Preferred Securities will be printed and delivered to the Property Trustee. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a Global Certificate.

PAYMENT

    Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Regular Trustees. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, AND PAYING AGENT

    The Property Trustee will act as Registrar, Transfer Agent and Paying Agent for the Trust Preferred Securities.

    Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event.

GOVERNING LAW

    The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities.

    Holders of the Trust Preferred Securities have no preemptive rights.

                       DESCRIPTION OF THE TRUST GUARANTEE

    Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Chase Manhattan Bank, as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

GENERAL

    Pursuant to the Trust Guarantee, the Company will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Trust Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Partnership Preferred Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities upon the liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

    The Trust Guarantee will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities from the time of issuance of such Trust Preferred Securities but will only apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, to the extent the Trust shall have funds available therefor. If the Partnership fails to declare distributions on Partnership Preferred Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and in such event holders of the Trust Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities will have the remedies described herein under "Description of the Trust Preferred Securities -- Trust Enforcement Events", including the right to direct the Trust Guarantee Trustee to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See "-- Covenants of the Company" below.

    The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors -- Insufficient Income or Assets Available to Partnership".

COVENANTS OF THE COMPANY

    The Company will covenant in the Trust Guarantee that, if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

EVENTS OF DEFAULT; ENFORCEMENT OF TRUST GUARANTEE

    An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of Trust Preferred Securities has made a written request, such holder may institute a legal proceeding directly against the Company to enforce the Trust Guarantee Trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other person or entity. In any event, if the Company has failed to make a guarantee payment under the Trust Guarantee, a holder of Trust Preferred Securities may directly institute a proceeding in such holder's own name against the Company for enforcement of the Trust Guarantee for such payment.

STATUS OF THE TRUST GUARANTEE; SUBORDINATION

    The Trust Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill

Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of Trust Preferred Securities to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Trust Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee.

    The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth under "Description of the Trust Preferred Securities -- Voting Rights". All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding. Except in connection with permitted merger or consolidation of the Company with or into another entity or permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Trust Guarantee, the Company may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Trust Preferred Securities then outstanding.

TERMINATION OF THE TRUST GUARANTEE

    The Trust Guarantee will terminate as to each holder of Trust Preferred Securities upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) distribution of the Partnership Preferred Securities held by the Trust to the holders of the Trust Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sum paid under such Trust Preferred Securities or such Trust Guarantee.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

    The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

GENERAL

    All of the partnership interests in the Partnership, other than the Partnership Preferred Securities acquired by the Trust, are owned directly by the Company. Initially, the Company will be the sole General Partner of the Partnership. The Limited Partnership Agreement authorizes and creates the Partnership Preferred Securities, which represent limited partner interests in the Partnership. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in the Partnership. Except as otherwise described herein or provided in the Limited Partnership Agreement, the Limited Partnership Agreement does not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by the Partnership.

    The summary of certain material terms and provisions of the Partnership Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Partnership Act.

DISTRIBUTIONS

    Holders of Partnership Preferred Securities will be entitled to receive cumulative cash distributions, if, as and when declared by the General Partner in its sole discretion out of assets of the Partnership legally available for payment. The distributions payable on each Partnership Preferred Security will
be fixed at a rate per annum of   % of the stated liquidation preference of $25
per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal
to   %. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Partnership Preferred Securities will be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing March 30, 1998. If distributions are not declared and paid when scheduled, the accumulated distributions shall be paid to the holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the record date with respect to the payment date for the Partnership Preferred Securities.

    The Partnership's earnings available for distribution to the holders of the Partnership Preferred Securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on Eligible Debt Securities in which the Partnership has invested from time to time. See "-- Partnership Investments". To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities, in which event the Partnership Guarantee will not apply to such distributions until the Partnership has sufficient funds available therefor. See "Description of the Partnership Guarantee". In addition, distributions on the Partnership Preferred Securities may be declared and paid only as determined in the sole discretion of the General Partner of the Partnership. If the Partnership fails to declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. In addition, as described under "Risk Factors -- Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

    Distributions on the Partnership Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Trust Preferred Securities remain (or, in the event that the Trust is liquidated in connection with a Trust Special Event, as long as the Partnership Preferred Securities remain) in book-entry only form, will be one Business Day prior to the relevant payment dates. In the event the Trust Preferred Securities (or in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities) shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PARTNERSHIP ENFORCEMENT EVENTS

    If one or more of the following events shall occur and be continuing (each a "Partnership Enforcement Event"): (i) arrearages on distributions on the Partnership Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee or (iii) an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument, then the Property Trustee, for so long as the Partnership Preferred Securities are held by the Property Trustee, will have the right, or holders of the Partnership Preferred Securities will be entitled by the vote of a majority in aggregate liquidation preference of such holders (a) under the Limited Partnership Agreement to enforce the terms of the Partnership Preferred Securities, including the right to appoint and authorize a special representative of the Partnership and the limited partners (a "Special Representative") to enforce (1) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (3) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.

    If the Special Representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of Partnership Preferred Securities has made a written request, such holder of record of Partnership Preferred Securities may directly institute a legal proceeding against the Company to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of Partnership Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument for enforcement of payment. A holder of Partnership Preferred Securities may also bring a direct action against the Company to enforce such holder's right under the Partnership Guarantee. See "Description of the Partnership Guarantee -- Events of Default; Enforcement of Partnership Guarantee".

    Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "-- Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in the Partnership or otherwise be deemed to be a general partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

PARTNERSHIP INVESTMENTS

    Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's contemporaneous capital contribution (the "Initial Partnership Proceeds") will be used by the Partnership to purchase the Debentures and the remaining 1% of the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities. The purchase of the Debentures by the Partnership will occur contemporaneously with the issuance of the Partnership Preferred Securities.

    The initial Affiliate Investment Instruments purchased by the Partnership will consist of two or more debt instruments (the "Debentures"). The Company anticipates that approximately 85% of the Initial Partnership Proceeds will be used to purchase a Debenture of the Company (the "Company Debenture"), and approximately 14% of the Initial Partnership Proceeds will be used to purchase Debentures of one or more eligible controlled affiliates of the Company (the "Affiliate Debentures"). Each Debenture is expected to have a term of 20 years and to provide for interest payable on March 30, June 30, September 30 and December 30 of each year, commencing March 30, 1998, at market rates for such Debentures. The Debentures will be general unsecured debt obligations of the relevant issuer, except that the Company Debenture will rank subordinate and junior to all Senior Indebtedness of the Company.

    The payment of interest on each of the Debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. The Debentures will contain covenants appropriate for unsecured debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger and sale or conveyance of assets. The Debentures will contain redemption provisions that correspond to the redemption provisions applicable to the Partnership Preferred Securities, including an option to redeem the Debentures by the relevant issuer, in whole or in part, from time to time, on or after March 30, 2008, and following the occurrence of a Partnership Special Event, in each case, in the same manner described under "-- Optional Redemption" and "-- Partnership Special Event Redemption". The Debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by the Partnership in the future, will also contain customary events of default (the "Investment Events of Default"), including events of default for defaults in payments on such securities when due (provided that no default shall occur upon a valid deferral of an interest payment by an issuer), defaults in the performance of the relevant issuer's obligations under its Debenture or Affiliate Investment Instruments, as the case may be, and certain bankruptcy, insolvency or reorganization events (subject to customary exceptions and grace periods).

    The payment of interest and principal when due and other payment terms of the Debentures (other than the Company Debenture), will be guaranteed to the extent described herein (each, an "Investment Guarantee") by the Company for the benefit of the holders of Partnership Preferred Securities. See "-- Investment Guarantees".

    Approximately 1% of the Initial Partnership Proceeds will be invested in Eligible Debt Securities. "Eligible Debt Securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company which evidence any of the following: (a) any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"); (d) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution (as defined herein) and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.

    "Eligible Institution" means (a) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) (i) which has either
(A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's and (ii) whose deposits are insured by the FDIC or (2) (i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

    The Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus, the Company, as the General Partner, does not intend to cause the Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by the Partnership in the manner described below, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

    The fairness of specific terms of all Affiliate Investment Instruments (including the Debentures) will be passed upon by a nationally recognized accounting firm, bank or investment banking firm that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries (the "Independent Financial Advisor").

    The Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to each such Affiliate Investment Instrument, including the satisfaction of the following conditions: (i) the Partnership did not hold debt securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of such proposed investment; (ii) there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by the Partnership; (iii) the applicable terms and provisions with respect to the proposed Affiliate Investment Instrument have been determined by the Independent Financial Advisor to be at least as favorable as terms which could be obtained by the Partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate and guarantees, if any, included therein; and (iv) the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Commission. The term "Investment Affiliate" means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that is controlled by the Company. If the Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, the Partnership may only invest such funds in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).

INVESTMENT GUARANTEES

    GENERAL

    The Company will agree to execute and deliver an Investment Guarantee, on a subordinated basis, for the benefit of the holders of Partnership Preferred Securities with respect to each Debenture issued by an Investment Affiliate (other than the Company Debenture) to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The Investment Guarantees will be full and unconditional guarantees, to the extent set forth therein, with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, the Partnership invests in additional Affiliate Investment Instruments, the determination as to whether such Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the Independent Financial Advisor in accordance with the reinvestment criteria described above.

    The Investment Guarantees will constitute guarantees of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity). If no Special Representative has been appointed to enforce any Investment Guarantee, the General Partner has the right to enforce such Investment Guarantee on behalf of the holders of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce any Investment Guarantee as above provided, any holder of Trust Preferred Securities may institute its own legal proceeding to enforce such Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee (without duplication of amounts theretofore paid by the relevant Investment Affiliate).

    AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities, PROVIDED that for so long as the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior written approval of a majority in liquidation amount of the outstanding Trust Preferred Securities. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of Partnership Preferred Securities. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Investment Guarantees, the Company may not assign its rights or delegate its obligations under the Investment Guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.

    STATUS OF THE INVESTMENT GUARANTEES

    The Company's obligations under the Investment Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of the Debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Investment Guarantees (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Debentures provide that each holder of Debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.

    GOVERNING LAW

    The Investment Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

OPTIONAL REDEMPTION

    The Partnership Preferred Securities are redeemable, at the option of the General Partner, in whole or in part, from time to time, on or after March 30, 2008, upon not less than 30 nor more than 60 days notice, at an amount per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon. If the Partnership redeems Partnership Preferred Securities in accordance with the terms thereof, Trust Securities will be mandatorily redeemed at the Redemption Price. If a partial redemption would result in the delisting of the Trust Preferred Securities (or, if the Trust is liquidated in connection with a Trust Special Event, or if a partial redemption would result in the delisting of the Partnership Preferred Securities), the Partnership may only redeem the Partnership Preferred Securities in whole.

PARTNERSHIP SPECIAL EVENT REDEMPTION

    If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as hereinafter defined, and each a "Partnership Special Event") shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either (i) redeem the Partnership Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days notice at the Redemption Price, PROVIDED that, if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that in the sole judgment of the Company has or will cause no adverse effect on the Partnership, the Trust or the Company, the General Partner will pursue such measure in lieu of redemption; or (ii) cause the Partnership Preferred Securities to remain outstanding, PROVIDED that in the case of this clause (ii), the General Partner shall pay any and all costs and expenses incurred by or payable by the Partnership attributable to the Partnership Special Event.

    "Partnership Tax Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate to the Partnership is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

    "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a Change in 1940 Act Law, the Partnership is or will be considered an "investment company" which is required to be registered under the 1940 Act.

REDEMPTION PROCEDURES

    The Partnership may not redeem fewer than all the outstanding Partnership Preferred Securities unless all accumulated and unpaid distributions have been paid on all Partnership Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Partnership gives a notice of redemption in respect of Partnership Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership (i) if the Partnership Preferred Securities are in book entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Partnership Preferred Securities held through DTC in global form or (ii) if the Partnership Preferred Securities are held in certificated form, will deposit with the paying agent for the Partnership Preferred Securities funds sufficient to pay such amount in respect of any Partnership Preferred Securities in certificated form and will give such paying agent irrevocable instructions and authority to pay such amounts to the holders of Partnership Preferred Securities upon surrender of their certificates. See "Description of the Trust Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company".

    If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the holders of such Partnership Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Partnership Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by the Company pursuant to the Partnership Guarantee described under "Description of the Partnership Guarantee," distributions on such Partnership Preferred Securities will continue to accumulate, from the original redemption date to the date of payment.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Partnership Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of the Partnership Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Partnership Preferred Securities, the aggregate of the stated liquidation preference of $25 per Partnership Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Partnership Liquidation Distribution").

    Pursuant to the Limited Partnership Agreement, the Partnership shall be dissolved and its affairs shall be wound up: (i) upon the bankruptcy of the General Partner, (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act, unless the business of the Partnership is continued in accordance with the Partnership Act, (iii) if the Partnership has redeemed or otherwise purchased all the Partnership Preferred Securities, (iv) upon the entry of a decree of judicial dissolution or (v) upon the written consent of all partners of the Partnership.

VOTING RIGHTS

    Except as provided below and under "Description of the Partnership Guarantee -- Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Partnership Preferred Securities will have no voting rights.

    Not later than 30 days after any Partnership Enforcement Event occurs, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Partnership Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Partnership Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and the limited partners if (1) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all accumulated and unpaid distributions on the Partnership Preferred Securities, (2) such Investment Event of Default, as the case may be, shall have been cured, and (3) the Company is in compliance with all its obligations under the Partnership Guarantee and the Company, in its capacity as the General Partner, shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Limited Partnership Agreement, including the right to declare, in its sole discretion, the payment of distributions on the Partnership Preferred Securities for which the failure of such declaration would not constitute a default under the Limited Partnership Agreement.

    If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Partnership Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in the Partnership ranking, as to participation in the profits or distributions or in the assets of the Partnership, senior to the Partnership Preferred Securities), or (ii) the dissolution, winding-up or termination of the Partnership, other than (x) in connection with the occurrence of a Partnership Special Event or (y) as described under "Merger, Consolidation or Amalgamation of the Partnership" below, then the holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class, and such amendment or proposal shall not be effective except with the approval of the holders of a majority in liquidation preference of such outstanding Partnership Preferred Securities having a right to vote on the matter; PROVIDED, HOWEVER, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, any such amendment or proposal not excepted by clauses (x) and (y) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters.

    The General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments,
(iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments shall be due and payable, (iv) waive the breach of the covenant by the Company to restrict certain payments by the Company, or (v) consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor, without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the Partnership Preferred Securities; PROVIDED, HOWEVER, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The General Partner shall not revoke any action previously authorized or approved by a vote of the holders of the Partnership Preferred Securities without the approval of such revocation by a majority in liquidation preference of the outstanding Partnership Preferred Securities. The General Partner shall notify all holders of the Partnership Preferred Securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.

    Any required approval of holders of Partnership Preferred Securities may be given at a separate meeting of holders of Partnership Preferred Securities convened for such purpose, at a meeting of all of the partners in the Partnership or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of Partnership Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Partnership Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instruction for the delivery of proxies or consents.

    No vote or consent of the holders of Partnership Preferred Securities will be required for the Partnership to redeem and cancel Partnership Preferred Securities in accordance with the Limited Partnership Agreement.

    Notwithstanding that holders of Partnership Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Partnership Preferred Securities at such time that are beneficially owned by the Company or by any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, except for Partnership Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Partnership Preferred Securities; shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding, PROVIDED, HOWEVER, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Partnership Preferred Securities may vote or consent with respect to such pledged Partnership Preferred Securities pursuant to the terms of such pledge.

    Holders of the Partnership Preferred Securities will have no rights to remove or replace the General Partner.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE PARTNERSHIP

    The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Partnership may, without the consent of the holders of the Partnership Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the "Partnership Successor Securities") so long as the Partnership Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, (iii) the Partnership Preferred Securities or any Partnership Successor Securities are listed, or any Partnership Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Partnership Preferred Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities (including any Partnership Successor Securities)) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or Partnership Preferred Securities (including any Partnership Successor Securities) in any material respect (other than, in the case of the Partnership Preferred Securities, with respect to any dilution of the holders' interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) such successor entity will be treated as a partnership for United States federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Partnership Preferred Securities and (viii) the Company guarantees the obligations of such successor entity under the Partnership Successor Securities at least to the extent provided by the Partnership Guarantee.

BOOK-ENTRY AND SETTLEMENT

    If the Partnership Preferred Securities are distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Trust Special Event, the Partnership Preferred Securities will be issued in the form of one or more global certificates (each a "Global Partnership Security") registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The

Depository Trust Company". As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any Partnership Preferred Securities represented by one or more Global Partnership Securities.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    The General Partner will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities for so long as the Partnership Preferred Securities are held by the Trust or, if the Trust is liquidated in connection with a Trust Special Event, for so long as the Partnership Preferred Securities remain in book-entry only form. In the event the Partnership Preferred Securities are distributed in connection with a Trust Special Event and the book-entry system for the Partnership Preferred Securities is discontinued, it is anticipated that The Chase Manhattan Bank or one of its affiliates will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities.

    Registration of transfers of Partnership Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General Partner may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

    The Partnership will not be required to register or cause to be registered the transfer of Partnership Preferred Securities after such Partnership Preferred Securities have been called for redemption.

MISCELLANEOUS

    The General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that (i) the Partnership will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as an association taxable as a corporation for United States federal income tax purposes, (ii) the Affiliate Investment Instruments will be treated as indebtedness of the issuer of such debt instruments for United States federal income tax purposes and (iii) the Partnership will not be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code) taxable as a corporation. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the Partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Partnership Preferred Securities.

                    DESCRIPTION OF THE PARTNERSHIP GUARANTEE

    Set forth below is a summary of information concerning the Partnership Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The General Partner will hold the Partnership Guarantee for the benefit of the holders of the Partnership Preferred Securities.

GENERAL

    Pursuant to the Partnership Guarantee, the Company will irrevocably agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert, the following payments (the

"Partnership Guarantee Payments"): (i) any accumulated and unpaid distributions that have theretofore been declared on the Partnership Preferred Securities out of funds legally available therefor, (ii) the redemption price with respect to any Partnership Preferred Securities called for redemption by the Partnership out of funds legally available therefor, and (iii) upon a liquidation of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the Partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of Partnership Preferred Securities in liquidation of the Partnership. The Company's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Partnership Preferred Securities or by causing the Partnership to pay such amounts to such holders.

    The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Partnership Preferred Securities from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Partnership shall have funds available therefor. If Investment Affiliates (including, where applicable, the Company, as guarantor) of the Affiliate Investment Instruments in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, guarantees), the Partnership may not declare or pay dividends on the Partnership Preferred Securities. In such event, holders of the Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of the Partnership Preferred Securities will have the remedies described herein under "Description of the Partnership Preferred Securities -- Partnership Enforcement Events," including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See "-- Covenants of the Company" below.

    The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors--Insufficient Income or Assets Available to Partnership".

COVENANTS OF THE COMPANY

    The Company will covenant in the Partnership Guarantee that if (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment,
(b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

EVENTS OF DEFAULT; ENFORCEMENT OF PARTNERSHIP GUARANTEE

    An event of default under the Partnership Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under the Partnership Guarantee. If the Special Representative fails to enforce its rights under the Partnership Guarantee, after a holder of Partnership Preferred Securities has made a written request, such holder of Partnership Preferred Securities may institute a legal proceeding directly against the Company to enforce the Special Representative's rights under the Partnership Guarantee without first instituting a legal proceeding against the Partnership, the Special Representative or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Partnership Preferred Securities may directly institute a proceeding against the Company for enforcement of the Partnership Guarantee for such payment.

STATUS OF THE PARTNERSHIP GUARANTEE; SUBORDINATION

    The Partnership Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of Partnership Preferred Securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Partnership Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The Limited Partnership Agreement provides that each holder of Partnership Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Partnership Guarantee.

    The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).

    The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Partnership Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Partnership Guarantee, the Company may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.

TERMINATION OF THE PARTNERSHIP GUARANTEE

    The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities upon (i) full payment of the redemption price of all Partnership Preferred Securities or (ii) full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of the Partnership. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities must in accordance with the Partnership Act restore payment of any sums paid under the Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

GOVERNING LAW

    The Partnership Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    In the opinion of Brown & Wood LLP, tax counsel to the Company, the Trust and the Partnership ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Trust Preferred Securities. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by United States Persons (defined herein) who purchase the Trust Preferred Securities upon original issuance. As used herein, a "United States Person" means a person that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

    The Trust Preferred Securities are not being marketed to persons that are not United States Persons ("non-United States Persons") and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect the Trust and the Partnership from potential adverse consequences, non-United States Persons will be subject to withholding on distributions on the Trust Preferred Securities held by such non-United States Persons at a rate of 30%. In determining a holder's status, the United States entity otherwise required to withhold taxes may rely on an IRS form W-8, an IRS form W-9, or a holder's certification of its non-foreign status signed under penalty of perjury. NON-UNITED STATES PERSONS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF TRUST PREFERRED SECURITIES.

    Tax Counsel has advised that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

    HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TRUST PREFERRED SECURITIES OR REDEMPTION OF THE PARTNERSHIP PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE TRUST PREFERRED SECURITIES -- TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION" AND "DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES -- PARTNERSHIP SPECIAL EVENT REDEMPTION" RESPECTIVELY.

CLASSIFICATION OF THE TRUST

    Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities will be considered the owner of an undivided interest in the Partnership Preferred Securities held by the Trust, and each holder will be required to include in its gross income its distributive share of income attributable to the Partnership, which generally will be equal to such holder's allocable share of amounts accrued on the Partnership Preferred Securities. No amount included in income with respect to the Trust Preferred Securities will be eligible for the corporate dividends-received deduction.

CLASSIFICATION OF THE PARTNERSHIP

    Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Partnership will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

    Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of the Partnership and is conditioned upon certain representations made by the General Partner and the Partnership as to factual matters, such as the organization and the operation of the Partnership and the type and frequency of investments made by the Partnership.

    The General Partner has represented that it intends to operate the Partnership in a manner such that it will continue to constitute a partnership for all future taxable periods in which any Partnership Preferred Securities remain outstanding. In particular, pursuant to the Limited Partnership Agreement, the General Partner is prohibited from taking any action that would cause the Partnership to constitute a "publicly traded partnership" taxable as a corporation under section 7704(a) of the Code. Accordingly, it is expected that the Partnership will continue to qualify as a partnership, and therefore will not constitute a publicly traded partnership taxable as a corporation, for all taxable years in which the Partnership Preferred Securities remain outstanding.

CLASSIFICATION OF THE DEBENTURES

    The Partnership, the Company, the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Debentures as indebtedness of the relevant issuer for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will issue its opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness of the relevant issuer for United States federal income tax purposes.

INCOME AND DEDUCTIONS

    A holder's distributive share of income attributable to the Partnership generally will be substantially equal to the amount of the cash distributions that accumulate with respect to the Trust Preferred Securities. Accordingly, if quarterly distributions on the Trust Preferred Securities are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder with respect to its Trust Preferred Securities.

    The nature and timing of the income that is allocated to holders of Trust Preferred Securities will, however, depend on the United States federal income tax characterization of the investments held by the

Partnership during the period in question. Because the Partnership will be an accrual basis taxpayer for United States federal income tax purposes, income will accrue on the Trust Preferred Securities and will be allocated to holders of Trust Preferred Securities on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the Trust Preferred Securities, regardless of the holders' method of accounting. Actual cash distributions on the Trust Preferred Securities will not, however, be separately reported as taxable income to the holders at the time they are received.

    If distributions on the Partnership Preferred Securities are not made currently, the corresponding distributions on the Trust Preferred Securities will not be made currently. Because the Partnership is an accrual basis taxpayer it can be expected that during a period in which interest payments on the Debentures or distributions on the Partnership Preferred Securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their Trust Preferred Securities. The amount of income that will be allocated to holders of Trust Preferred Securities during any such deferral period will equal their pro rata share of the amount of distributions accruing on the Partnership Preferred Securities during such deferral period.

    The Partnership does not presently intend to make an election under Section 754 of the Code. Accordingly, a subsequent purchaser of Trust Preferred Securities will not be permitted to adjust the tax basis in his allocable share of the Partnership's assets so as to reflect any difference between his purchase price for the Trust Preferred Securities and his share of the Partnership's underlying tax basis in its assets. As a result, a holder of Trust Preferred Securities may be required to report a larger or smaller amount of income from holding the Trust Preferred Securities than would otherwise be appropriate based upon the holder's purchase price for the Trust Preferred Securities.

RECEIPT OF PARTNERSHIP PREFERRED SECURITIES UPON LIQUIDATION OF THE TRUST

    Under certain circumstances, as described under the caption "Description of the Trust Preferred Securities -- Trust Special Event Redemption or Distribution", Partnership Preferred Securities may be distributed to holders of Trust Preferred Securities in exchange for their Trust Preferred Securities and in liquidation of the Trust. Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, such a distribution to holders would, for United States federal income tax purposes, be treated as a nontaxable event to each holder, each holder would receive an aggregate tax basis in the Partnership Preferred Securities equal to such holder's aggregate tax basis in its Trust Preferred Securities, and a holder's holding period in the Partnership Preferred Securities so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would likely be a taxable event to each holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust. Such gain or loss would be equal to the difference between the holder's aggregate tax basis in its Trust Preferred Securities surrendered in the exchange and the aggregate fair market value of the Partnership Preferred Securities received in the exchange.

REDEMPTION OF TRUST PREFERRED SECURITIES FOR CASH

    Under certain circumstances, as described under the caption "Description of the Trust Preferred Securities -- Mandatory Redemption", "Description of the Trust Preferred Securities -- Trust Special

Event Redemption or Distribution" and "Description of the Partnership Preferred Securities -- Partnership Special Event Redemption", the General Partner may cause the Partnership to redeem the Partnership Preferred Securities for cash, in which event the Trust shall simultaneously apply the proceeds of such redemption to redeem the Trust Preferred Securities. Under current law, such a redemption would constitute, for United States federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if it sold the holder's proportionate interest in the redeemed Partnership Preferred Securities for an amount of cash equal to the proceeds received upon redemption. See "-- Disposition of Trust Preferred Securities".

DISPOSITION OF TRUST PREFERRED SECURITIES

    A holder that sells Trust Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Trust Preferred Securities and the holder's adjusted tax basis in such Trust Preferred Securities. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year at the time of the sale. A holder will be required to include accumulated but unpaid distributions on the Partnership Preferred Securities through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis of its Trust Preferred Securities.

    A holder's tax basis in its Trust Preferred Securities generally will equal
(i) the amount paid by such holder for its Trust Preferred Securities, (ii) increased by the amount includible in income by such holder with respect to its Trust Preferred Securities, and (iii) reduced by the amount of cash or other property distributed to such holder with respect to its Trust Preferred Securities. A holder who acquires Trust Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in all of his Trust Preferred Securities and, upon sale or other disposition of some of such Trust Preferred Securities, to allocate a PRO RATA portion of such aggregate tax basis to the Trust Preferred Securities sold (rather than maintaining a separate tax basis in each Trust Preferred Security for purposes of computing gain or loss on a sale of that Trust Preferred Security).

    On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Tax Act"), was enacted into law. The Tax Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions. Prospective investors should consult their own tax advisers concerning these tax law changes.

OTHER PARTNERSHIP PROVISIONS

    SECTION 708. Under Section 708 of the Code, the Partnership will be deemed to terminate for United States federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a deemed termination were to occur, the Partnership would be considered to have contributed its assets to a new partnership in return for partnership interests therein and then to have distributed those new partnership interests to the partners of the old partnership in liquidation thereof.

    SECTION 701. The Department of Treasury has promulgated regulations under
Section 701 of the Code that generally permit it to recast a transaction or disregard a partnership if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code or to treat a partnership as an aggregate of its partners as appropriate to carry out the purpose of any provision of the Code or the Treasury regulations thereunder. The Partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that the Partnership is not of the type intended to fall within the scope of these regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Income on the Trust Preferred Securities will be reported to holders on an IRS Form 1099, which form should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year. Payments made on and proceeds from the sale of Trust Preferred Securities may be subject to a "back-up" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amount generally will be allowed as a credit against the holder's United States federal income tax, provided the required information is timely filed with the IRS.

NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the back-up withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce,
Fenner & Smith Incorporated and             are acting as representatives (the
"Representatives"), has severally agreed to purchase the number of Trust Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                                     NUMBER OF TRUST
                                                                                        PREFERRED
             UNDERWRITERS                                                               SECURITIES
----------------------------------------------------------------------------------  ------------------
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated................................................................

                                                                                    ------------------
      Total.......................................................................
                                                                                    ------------------
                                                                                    ------------------

    The Underwriters propose to offer the Trust Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and, in part, to certain securities dealers at such price less a concession of $. per Trust Preferred Security; provided, that such concession for sales of 10,000 or more Trust Preferred Securities to any single purchaser will be $. per Trust Preferred Security. The Underwriters may allow, and such dealers may re-allow, a concession not in excess of $. per Trust Preferred Security to certain brokers and dealers. After the Trust Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

    In view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the investment instruments of the Company and its subsidiaries, the Purchase Agreement provides that the Company will pay as compensation (the "Underwriters' Compensation") to the Underwriters,
an amount in immediately available funds of $.    per Trust Preferred Security
(or $       in the aggregate) for the accounts of the several Underwriters;
provided that, such compensation for sales of 10,000 or more Trust Preferred Securities to any single purchaser will be $. per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

    Application will be made to list the Trust Preferred Securities on the New York Stock Exchange. Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Trust Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market making activities, if commenced, at any time.

    Prior to this offering there has been no public market for the Trust Preferred Securities. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Trust Preferred Securities to a minimum of 400 beneficial holders.

    The Trust, the Company, and the Partnership have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Because MLPF&S, one of the Underwriters in the offering, is an affiliate of the Company and a member of the National Association of Securities Dealers, Inc. ("NASD"), the offering of Trust Preferred Securities will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The Underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.

    The Underwriters are permitted to engage in certain transactions that stabilize the price of the Trust Preferred Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Trust Preferred Securities.

    If an Underwriter creates a short position in the Trust Preferred Securities in connection with the offering, I.E., if it sells more Units of the Trust Preferred Securities than are set forth on the cover page of this Prospectus, the Underwriter may reduce that short position by purchasing Units of the Trust Preferred Securities in the open market.

    The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if an Underwriter purchases Units of the Trust Preferred Securities in the open market to reduce the Underwriter's short position or to stabilize the price of the Trust Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Units as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Trust Preferred Securities. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    MLPF&S may use this Prospectus for offers and sales related to market-making transactions in the Trust Preferred Securities. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the legality of the Trust Preferred Securities, the validity of the Trust Agreement, the formation of the Trust and the Partnership and the legality under state law of the Trust Preferred Securities and the Partnership Preferred Securities are being passed upon by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust, the Partnership and the Company. The legality under state law of the Trust Guarantee, the Partnership Guarantee, the Company Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of the Trust, the Partnership and the Company by Brown & Wood LLP, New York, New York. The validity of the Trust Preferred Securities, the Partnership Preferred Securities and the Trust Guarantee and the Partnership Guarantee will be passed upon on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the Underwriters.

                                    EXPERTS

    The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1996 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 27, 1996 included in the 1996 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included as an exhibit to the Registration Statement or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data appearing or incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing. The
balance sheets of Merrill Lynch Preferred Funding   , L.P. and Merrill Lynch
Preferred Capital Trust   included in this Prospectus have also been audited by
                   and have been included in reliance upon such reports of given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                             INDEX OF DEFINED TERMS

DEFINED TERMS                                                                                               PAGE NO.
--------------------------------------------------------------------------------------------------------  -------------
Affiliate Debentures....................................................................................           36
Affiliate Investment Instruments........................................................................           18
Beneficial Owner........................................................................................           28
Business Day............................................................................................           21
Change in 1940 Act Law..................................................................................           23
Code....................................................................................................           48
Commission..............................................................................................            4
Company.................................................................................................            1
Company Debenture.......................................................................................           36
Debentures..............................................................................................           36
Declaration.............................................................................................           17
Delaware Trustee........................................................................................           17
Depository..............................................................................................           28
DTC.....................................................................................................            1
Eligible Institution....................................................................................           37
Eligible Debt Securities................................................................................           37
Exchange Act............................................................................................            5
FDIC....................................................................................................           37
Finance Subsidiary......................................................................................            4
General Partner.........................................................................................            1
Global Certificates.....................................................................................           28
Global Partnership Security.............................................................................           43
Guarantees..............................................................................................            2
Independent Financial Advisor...........................................................................           37
Indirect Participants...................................................................................           28
Initial Partnership Proceeds............................................................................           36
Investment Affiliate....................................................................................           38
Investment Events of Default............................................................................           36
Investment Guarantee....................................................................................           37
IRS.....................................................................................................           48
Limited Partnership Agreement...........................................................................           17
MAM.....................................................................................................           16
Merrill Lynch...........................................................................................            1
MLPF&S..................................................................................................            1
Moody's.................................................................................................           37
NASD....................................................................................................           54
New Regulations.........................................................................................           52
New York Stock Exchange.................................................................................            1
1940 Act................................................................................................           10
1996 Form 10-K..........................................................................................            5
Non-United States Persons...............................................................................           48
Offer...................................................................................................           16
Participants............................................................................................           28
Partnership.............................................................................................            1
Partnership Act.........................................................................................           18
Partnership Enforcement Event...........................................................................           35
Partnership Guarantee...................................................................................            2
Partnership Guarantee Payments..........................................................................           45
Partnership Investment Company Event....................................................................           40

DEFINED TERMS                                                                                               PAGE NO.
--------------------------------------------------------------------------------------------------------  -------------
Partnership Liquidation Distribution....................................................................           41
Partnership Preferred Securities........................................................................            1
Partnership Special Event...............................................................................           39
Partnership Successor Securities........................................................................           43
Partnership Tax Event...................................................................................           40
Property Account........................................................................................           17
Property Trustee........................................................................................           17
Purchase Agreement......................................................................................           53
Redemption Price........................................................................................            4
Registration Statement..................................................................................            4
Regular Trustees........................................................................................           17
Representatives.........................................................................................           53
Rights Agreement........................................................................................            3
S&P.....................................................................................................           37
Securities Act..........................................................................................            4
Senior Indebtedness.....................................................................................            2
Special Event...........................................................................................           12
Special Representative..................................................................................           35
Successor Securities....................................................................................           27
Tax Act.................................................................................................           51
Tax Action..............................................................................................           23
Tax Counsel.............................................................................................           48
TOPrS...................................................................................................            1
Trust...................................................................................................            1
Trust Act...............................................................................................           17
Trust Common Securities.................................................................................            1
Trust Dissolution Tax Opinion...........................................................................           23
Trust Enforcement Event.................................................................................           21
Trust Guarantee.........................................................................................            2
Trust Guarantee Payments................................................................................           31
Trust Guarantee Trustee.................................................................................           17
Trust Indenture Act.....................................................................................           17
Trust Investment Company Event..........................................................................           23
Trust Liquidation.......................................................................................           25
Trust Liquidation Distribution..........................................................................            8
Trust Preferred Securities..............................................................................            1
Trust Redemption Tax Opinion............................................................................           23
Trust Securities........................................................................................            1
Trust Special Event.....................................................................................           22
Trust Tax Event.........................................................................................           23
Trustees................................................................................................           17
Underwriters' Compensation..............................................................................            1
United States Person....................................................................................           48

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                            PAGE NO.
                                                                                                          -------------

MERRILL LYNCH PREFERRED FUNDING     , L.P.

  Independent Auditors' Report..........................................................................          F-2

  Balance Sheet.........................................................................................          F-3

  Notes to Balance Sheet................................................................................          F-3

MERRILL LYNCH PREFERRED CAPITAL TRUST

  Independent Auditors' Report..........................................................................          F-4

  Balance Sheet.........................................................................................          F-5

  Notes to Balance Sheet................................................................................          F-5

                          INDEPENDENT AUDITORS' REPORT

To the General Partner and Initial Limited Partner of
  Merrill Lynch Preferred Funding   , L.P.

    We have audited the accompanying balance sheet of Merrill Lynch Preferred
Funding   , L.P. (the "Partnership") as of December   , 1997. This balance sheet
is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all
material respects, the financial position of the Partnership as of December   ,
1997, in conformity with generally accepted accounting principles.

December   , 1997
New York, New York

                                BALANCE SHEET OF
                   MERRILL LYNCH PREFERRED FUNDING    , L.P.

                             OPENING BALANCE SHEET
                                DECEMBER  , 1997

Assets...............................................................  $  --
                                                                       ---------
                                                                       ---------
Partnership securities
  Limited partner interest...........................................  $      85
  General partner interest...........................................         15
                                                                       ---------
                                                                       $     100
Less: Receivables from partners for subscribed partnership
  interests..........................................................       (100)
                                                                       ---------
                                                                          --
                                                                       ---------
                                                                       ---------

      NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED FUNDING    , L.P.

    Merrill Lynch Preferred Funding    , L.P. (the "Partnership") is a limited
partnership that was formed under the Delaware Revised Uniform Limited
Partnership Act on December   , 1997 for the exclusive purposes of purchasing
certain eligible debt instruments of Merrill Lynch & Co., Inc. (the "Company") and wholly owned subsidiaries of the Company (the "Affiliate Investment Instruments") with the proceeds from the sale of Partnership Preferred Securities (the "Partnership Preferred Securities") to Merrill Lynch Preferred
Capital Trust    (the "Trust") and a capital contribution from the Company in exchange for the general partnership interest in the Partnership (collectively, the "Partnership Proceeds").

    The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after March 30, 2008. Except as provided in the Limited Partnership Agreement and Partnership Preferred Securities Guarantee Agreement, and as otherwise provided by law, the holders of the Partnership Preferred Securities will have no voting rights.

    The Partnership Proceeds will be used initially to purchase debt instruments from the Company and certain domestic wholly owned subsidiaries of the Company, retaining 1% in unaffiliated debt securities. The Partnership shall have a perpetual existence subject to certain termination events. The Company serves as the sole general partner of the Partnership. The Company, in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
  Merrill Lynch Preferred Capital Trust

    We have audited the accompanying balance sheet of Merrill Lynch Preferred
Capital Trust    (the "Trust"), as of December   , 1997. This balance sheet is
the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all
material respects, the financial position of the Trust as of December   , 1997,
in conformity with generally accepted accounting principles.

December   , 1997
New York, New York

                                BALANCE SHEET OF
                    MERRILL LYNCH PREFERRED CAPITAL TRUST

                             OPENING BALANCE SHEET
                               DECEMBER   , 1997

Assets.................................................................  $       0
                                                                                --
                                                                                --
Trust securities.......................................................  $       0
                                                                                --
                                                                                --

       NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED CAPITAL TRUST

    Merrill Lynch Preferred Capital Trust   (the "Trust") is a statutory
business trust formed on December   , 1997 under the laws of the State of
Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the "Trust Preferred Securities") and the Trust Common Securities (together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Partnership Preferred Securities (the "Partnership Preferred Securities") representing the limited partnership interests of Merrill
Lynch Preferred Funding   , L.P. (the "Partnership") with the proceeds from the
sale of the Trust Securities, and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which
it was formed. Subsequent to December   , 1997, the Trust intends to issue and
sell its Trust Preferred Securities in a public offering and to issue and sell its Trust Common Securities to Merrill Lynch & Co., Inc. (the "Company"). No
Trust Preferred Securities have been issued as of December   , 1997.

    The proceeds from the Trust's sale of the Trust Securities will be used to purchase the Partnership Preferred Securities from the Partnership. The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after March 30, 2008. Upon any redemption of the Partnership Preferred Securities, the Trust Preferred Securities will be redeemed, in whole or in part, as applicable. Holders of the Trust Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities.

    The Company will be obligated to pay compensation to the underwriters of the offering of the Trust Preferred Securities. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). The Company has also agreed to indemnify the Trustees and certain other persons.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE TRUST PREFERRED SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------

Available Information...........................          4
Incorporation of Certain Documents by
  Reference.....................................          5
Summary.........................................          6
Risk Factors....................................         11
Merrill Lynch & Co., Inc........................         15
Use of Proceeds.................................         15
Ratio of Earnings to Fixed Charges..............         16
Recent Developments.............................         16
Merrill Lynch Preferred Capital Trust   ........         17
Merrill Lynch Preferred Funding   , L.P.........         18
Description of the Trust Preferred Securities...         19
Description of the Trust Guarantee..............         31
Description of the Partnership Preferred
  Securities....................................         34
Description of the Partnership Guarantee........         44
Certain Federal Income Tax
  Considerations................................         48
Underwriting....................................         53
Legal Matters...................................         54
Experts.........................................         55
Index of Defined Terms..........................         56
Index to Financial Statements...................        F-1

                                     [LOGO]

                           TRUST PREFERRED SECURITIES
                            MERRILL LYNCH PREFERRED
                                CAPITAL TRUST
                                % TRUST ORIGINATED
                     PREFERRED SECURITIES-SM- ("TOPRS-SM-")
                          GUARANTEED TO THE EXTENT SET
                                FORTH HEREIN BY
                           MERRILL LYNCH & CO., INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              MERRILL LYNCH & CO.

                                JANUARY   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below are other expenses of issuance and distribution, all of which will be paid by the Company:

Securities and Exchange Commission Filing Fee...................  $ 221,250
NASD Filing Fee.................................................     30,500
Printing and Distributing Registration Statement, Prospectus,
  and Miscellaneous Material....................................    200,000
Accountant's Fee................................................     75,000
Legal Fees and Expenses.........................................    350,000
New York Stock Exchange Listing Fee.............................    150,000
Rating Agency Fees..............................................     25,000
Miscellaneous Expenses..........................................     48,250
                                                                  ---------
    Total.......................................................  $1,100,000
                                                                  ---------
                                                                  ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware and the Company's Restated Certificate of Incorporation and By-Laws provide for the indemnification of directors and officers of the Company under certain circumstances, and on a case by case basis, against expenses reasonably incurred in connection with a civil or criminal action to which they were a party, or threatened to be made a party, by reason of being a director or officer. The Company's Restated Certificate of Incorporation and By-Laws provide for indemnity of directors and officers to the fullest extent permitted by law.

    The Declaration of Trust of the Trust provides, to the fullest extent permitted by applicable law, for indemnity of the Regular Trustees, any Affiliate of any Regular Trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates (each a "Company Indemnified Person"), from and against losses and expenses incurred by such Company Indemnified Person in connection with any action, suit or proceeding, except that if such action, suit or proceeding is by or in the right of the Trust, the indemnity shall be limited to expenses of such Company Indemnified Person.

    The Limited Partnership Agreement of the Partnership provides that to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each of the General Partner, and any Special Representative, any Affiliate of the General Partner or any Special Representative, any officer, director, shareholder, member, partner, employee, representative or agent of the General Partner or any Special Representative, or any of their respective Affiliates, or any employee or agent of the Partnership or its Affiliates (each a "Partnership Indemnified Person"), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by the Limited Partnership Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. The Limited Partnership Agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the

Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the Limited Partnership Agreement.

    The directors and officers of the Company and the Regular Trustees of the Trust are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute the agreement filed as Exhibit 1 of this Registration Statement will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS.

 EXHIBIT
   NO.
---------

     1.1+  --Form of Purchase Agreement for the offering of the Preferred Securities being registered under this
             Registration Statement.

     4.1   --Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust     .

     4.2+  --Form of Amended and Restated Declaration of Trust, of Merrill Lynch Preferred Capital Trust     .

     4.3   --Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding     , L.P.

     4.4+  --Form of Amended and Restated Limited Partnership Agreement of Merrill Lynch Preferred Funding     , L.P.

     4.5+  --Form of Trust Preferred Securities Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase
             Manhattan Bank, as guarantee trustee.

     4.6+  --Form of Partnership Preferred Securities Guarantee Agreement by Merrill Lynch & Co., Inc. and The Chase
             Manhattan Bank, as guarantee trustee.

     4.7   --Form of Subordinated Debenture Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank,
             as trustee (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3
             (File No. 333-16603)).

     4.8+  --Form of Affiliate Debenture Guarantee Agreement by Merrill Lynch & Co., Inc. and The Chase Manhattan
             Bank, as guarantee trustee.

     4.9+  --Form of Trust Preferred Security (to be included in Exhibit 4.2 above).

    4.10+  --Form of Partnership Preferred Security (to be included in Exhibit 4.5 above).

    4.11+  --Form of Subordinated Debenture.

     5.1+  --Opinion of Brown & Wood LLP.

     5.2+  --Opinion of Brown & Wood LLP.

     5.3+  --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

 EXHIBIT
   NO.
---------
    12     --Computation of Ratio of Earnings to Fixed Charges of Merrill Lynch & Co., Inc. (incorporated by reference to Exhibit 12 to the Company's Registration Statement on Form S-3 (File No. 333-28537)).

   15+     --Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

    23.1+  --Consents of Deloitte & Touche LLP.

    23.2+  --Consents of Brown & Wood LLP (to be contained in Exhibit Nos. 5.1 and 5.2).

    23.3+  --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be contained in Exhibit No. 5.3).

    24.1   --Powers of Attorney (included on page II-4).

   25+     --Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank, under the Declaration of Trust (contained in Exhibit 4.2); Trust Preferred Securities
             Guarantee Agreement (contained in Exhibit 4.5); Subordinated Indenture (contained in Exhibit 4.7); and
             Affiliate Debenture Guarantee Agreements (contained in Exhibit 4.8).

------------------------

+   To be filed by amendment.

ITEM 17. UNDERTAKINGS.

    The undersigned registrants hereby undertake:

    1. that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

    2. that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

    3. that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against a registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 19th day of December, 1997.

                                MERRILL LYNCH & CO., INC.

                                By             /s/ DAVID H. KOMANSKY
                                     -----------------------------------------
                                                 David H. Komansky
                                      (CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                               OFFICER AND DIRECTOR)

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Komansky, Herbert M. Alison, Jr., Joseph
T. Willett and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of December, 1997.

          SIGNATURE                       TITLE
------------------------------  --------------------------

    /s/ DAVID H. KOMANSKY       Chairman of the Board,
------------------------------    Chief Executive Officer
     (David H. Komansky)          and Director

 /s/ HERBERT M. ALLISON, JR.
------------------------------  President, Chief Operating
  (Herbert M. Allison, Jr.)       Officer and Director

                                Senior Vice President and
    /s/ JOSEPH T. WILLETT         Chief Financial Officer
------------------------------    (Principal Financial
     (Joseph T. Willett)          Officer)

  /s/ MICHAEL J. CASTELLANO     Senior Vice President and
------------------------------    Controller (Principal
   (Michael J. Castellano)        Accounting Officer)

    /s/ WILLIAM O. BOURKE
------------------------------           Director
     (William O. Bourke)

          SIGNATURE                       TITLE
------------------------------  --------------------------

        /s/ W.H. CLARK
------------------------------           Director
         (W.H. Clark)

      /s/ JILL K. CONWAY
------------------------------           Director
       (Jill K. Conway)

   /s/ STEPHEN L. HAMMERMAN
------------------------------           Director
    (Stephen L. Hammerman)

  /s/ EARLE H. HARBISON, JR.
------------------------------           Director
   (Earle H. Harbison, Jr.)

     /s/ GEORGE B. HARVEY
------------------------------           Director
      (George B. Harvey)

    /s/ WILLIAM R. HOOVER
------------------------------           Director
     (William R. Hoover)

    /s/ ROBERT P. LUCIANO
------------------------------           Director
     (Robert P. Luciano)

   /s/ DAVID K. NEWBIGGING
------------------------------           Director
    (David K. Newbigging)

     /s/ AULANA L. PETERS
------------------------------           Director
      (Aulana L. Peters)

   /s/ JOHN J. PHELAN, JR.
------------------------------           Director
    (John J. Phelan, Jr.)

     /s/ JOHN L. STEFFENS
------------------------------           Director
      (John L. Steffens)

     /s/ WILLIAM L. WEISS
------------------------------           Director
      (William L. Weiss)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of December, 1997.

                                MERRILL LYNCH PREFERRED FUNDING III, L.P.

                                By:  MERRILL LYNCH & CO., INC.,
                                     as General Partner

                                By:               /s/ THERESA LANG
                                     -----------------------------------------
                                                 Name: Theresa Lang
                                     Title: Senior Vice President and Treasurer

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of December, 1997.

                                MERRILL LYNCH PREFERRED FUNDING IV, L.P.

                                By:  MERRILL LYNCH & CO., INC.,
                                     as General Partner

                                By:               /s/ THERESA LANG
                                     -----------------------------------------
                                                 Name: Theresa Lang
                                     Title: Senior Vice President and Treasurer

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of December, 1997.

                                MERRILL LYNCH PREFERRED CAPITAL TRUST III

                                By:  /s/ THERESA LANG
                                     -----------------------------------------
                                     Name: Theresa Lang
                                     Title: Regular Trustee

                                By:  /s/ STANLEY SCHAEFER
                                     -----------------------------------------
                                     Name: Stanley Schaefer
                                     Title: Regular Trustee

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of December, 1997.

                                MERRILL LYNCH PREFERRED CAPITAL TRUST IV

                                By:  /s/ THERESA LANG
                                     -----------------------------------------
                                     Name: Theresa Lang
                                     Title: Regular Trustee

                                By:  /s/ STANLEY SCHAEFER
                                     -----------------------------------------
                                     Name: Stanley Schaefer
                                     Title: Regular Trustee

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                                                                                     PAGE NO.
---------                                                                                                -------------

    1.1+   --Form of Purchase Agreement for the offering of the Preferred Securities being registered under this Registration Statement.

    4.1    --Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust     .

    4.2+   --Form of Amended and Restated Declaration of Trust, of Merrill Lynch Preferred Capital
             Trust     .

    4.3    --Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding     , L.P.

    4.4+   --Form of Amended and Restated Limited Partnership Agreement of Merrill Lynch Preferred
             Funding     , L.P.

    4.5+   --Form of Trust Preferred Securities Guarantee Agreement between Merrill Lynch & Co., Inc.
             and The Chase Manhattan Bank, as guarantee trustee.

    4.6+   --Form of Partnership Preferred Securities Guarantee Agreement by Merrill Lynch & Co., Inc.
             and The Chase Manhattan Bank, as guarantee trustee.

    4.7    --Form of Subordinated Debenture Indenture between Merrill Lynch & Co., Inc. and The Chase
             Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.7 to the Company's
             Registration Statement on Form S-3 (File No. 333-16603)).

    4.8+   --Form of Affiliate Debenture Guarantee Agreement by Merrill Lynch & Co., Inc. and The Chase
             Manhattan Bank, as guarantee trustee.

    4.9+   --Form of Trust Preferred Security (to be included in Exhibit 4.2 above).

    4.10+  --Form of Partnership Preferred Security (to be included in Exhibit 4.5 above).

    4.11+  --Form of Subordinated Debenture.

    5.1+   --Opinion of Brown & Wood LLP.

    5.2+   --Opinion of Brown & Wood LLP.

    5.3+   --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

   12      --Computation of Ratio of Earnings to Fixed Charges of Merrill Lynch & Co., Inc.
             (incorporated by reference to Exhibit 12 to the Company's Registration Statement on Form
             S-3 (File No. 333-13649)).

   23.1+   --Consents of Deloitte & Touche LLP.

   23.2+   --Consents of Brown & Wood LLP (to be contained in Exhibit Nos. 5.1 and 5.2).

   23.3+   --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be contained in Exhibit No. 5.3).

   24.1    --Powers of Attorney (included on page II-4).

      25+  --Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of
             The Chase Manhattan Bank, under the Declaration of Trust (contained in Exhibit 4.2); Trust
             Preferred Securities Guarantee Agreement (contained in Exhibit 4.5); Subordinated
             Indenture (contained in Exhibit 4.7); and Affiliate Debenture Guarantee Agreements
             (contained in Exhibit 4.8).

------------------------

+   To be filed by amendment.